Exhibit 99.2

FOR RELEASE MONDAY, DECEMBER 6, 1999

AT&T ANNOUNCES PLANS TO CREATE NEW WIRELESS COMPANY

OUTLINES PLANS FOR TRACKING STOCK, CREATION OF NATIONWIDE WIRELESS LOCAL EXCHANGE CARRIER

NEW YORK - AT&T today announced plans to create a new wireless company, AT&T Wireless Group, and a new class of AT&T common stock that will track the performance of the new enterprise.

The new tracking stock will reflect the performance of AT&T's voice and data mobility business, as well as its fixed-wireless business and ownership interests in international wireless operators. AT&T is the largest wireless service provider in North America, delivering wireless service to nearly 12 million people. Following three consecutive quarters of comparable growth of 40 percent or more, the unit expects to report revenues of more than $7.6 billion this year. EBITDA, excluding other income, grew 53 percent in the third quarter of 1999 compared to the year-ago quarter, due to revenue growth and an improving cost structure.

"By highlighting the exceptional performance of AT&T's fast-growing wireless operations, we are confident that investors will see the value of this business," said AT&T Chairman C. Michael Armstrong. "That unlocked value, which will be reflected in the tracking stock, will provide us with the currency to take advantage of the outstanding growth opportunities available in the wireless industry, including fixed wireless, wireless data and international expansion."

John D. Zeglis, 52, currently president of AT&T, will be chairman and CEO of the AT&T Wireless Group and remain on the AT&T Board of Directors. Daniel R. Hesse, 46, will remain president and CEO of AT&T Wireless Services, the mobility unit, and will become executive vice president of the AT&T Wireless Group. Michael G. Keith, 51, currently president of AT&T Business Services, will join the AT&T Wireless Group as executive vice president responsible for developing and launching the company's nationwide fixed-wireless local exchange business in areas where AT&T-branded cable communications are not available.

"The AT&T Wireless Group launches with the strongest leadership team in the industry," said Armstrong. "John Zeglis has been my partner for the last two years. In that time, he successfully led our international expansion and grew the profitability of our consumer businesses. He knows how to create shareowner value. Dan Hesse led the transformation of the wireless industry with the introduction of Digital One Rate, fueling AT&T's wireless growth and market share gains. And Michael Keith has demonstrated that he knows how to develop new products and markets. Under his leadership, AT&T's growth in Frame Relay, IP and other packet data services outstripped the industry, making Business Services our biggest revenue engine."

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AT&T intends to conduct an initial public offering of AT&T Wireless Group tracking shares in the spring. AT&T anticipates that a full distribution of the remaining shares in the AT&T Wireless Group tracking stock will be made to shareowners of AT&T common stock.

AT&T's Board of Directors approved the creation of the Wireless Group tracking stock at a special meeting last night. The MediaOne Board of Directors also agreed to the development of a Wireless Group tracking stock, provided that the full distribution of its shares follows the close of AT&T's merger with MediaOne.

AT&T expects to file the proxy with the Securities and Exchange Commission in January. The company then plans to send a proxy to all AT&T shareowners calling for a shareholder vote to approve the creation of the Wireless Group stock, which is expected in the spring of 2000. The Wireless Group stock will trade as a "letter" or "tracking stock" and is not expected to pay dividends.

"We have chosen a tracking stock structure because it preserves the many benefits of having the Wireless Group as an integral part of AT&T," said Armstrong. "That includes use of the powerful AT&T brand, cross-marketing and bundling opportunities, purchasing, financing and network integration."

AT&T WIRELESS GROUP
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The new company will include all of AT&T's mobile and fixed-wireless technology and related spectrum rights covering more than 90 percent of the nation, including all of AT&T's 850 MHz, 1900 MHz and 38 GHz licenses. Including its affiliates and partners, the Wireless Group currently has licenses in areas representing more than 250 million potential customers, and its network build-out currently covers more than 170 million potential customers. In addition to these licenses, the group will manage all elements of AT&T's existing wireless businesses, including all wireless networks, operations and facilities, and interests in partnerships and affiliates providing wireless services in the United States and abroad.

"We are excited about the opportunities the AT&T Wireless Group has to grow its business and create shareholder value by offering customers wireless connectivity -- whether for voice or data -- wherever they may be, in their homes or on the road, moving about in the U.S. or abroad," said Zeglis. "We'll bring together the two great revolutions in communications: untethered connections and the Internet. The extraordinary convenience of blending information and personal mobility will put the Internet in people's pockets as we make wireless data service as popular and easy to use as wireless voice service."

The AT&T Wireless Group will pursue four business opportunities focused on growth within the wireless industry: voice and data mobility, fixed wireless, international wireless and e-business investments.

"AT&T Wireless is a growth engine hitting on all cylinders. We'll take a disproportionate share of the growth in wireless mobility by pursuing three priorities - completing our national footprint, achieving cost leadership and leading the wireless data revolution," Hesse said.

AT&T's wireless growth was driven by the continued success of targeting and retaining high-value customers, expanding the national wireless footprint, focusing on digital service and offering simple, compelling rate plans. The company has been a leader in digitizing its network and rapidly migrating customers to digital service. The introduction of its flat-rate, all-distance "bucket of minutes" Digital One Rate plan in 1998 revolutionized the wireless industry. In addition to its continued growth in wireless customers, AT&T's focus on high-value subscribers has helped generate increased volume and improved average revenue per user.

The company said the tracking stock currency will enable it to complete its national footprint and bring growth-based marketing programs to the 85 million people it doesn't currently reach. "AT&T has led the U.S. wireless industry not only in wireless voice but also wireless data," Hesse added. "We have more than 100,000 wireless data customers - most of them high-value business customers who not only use the Internet for information but also rely on the more valuable information behind firewalls on corporate Intranets."

AT&T Wireless already has an established IP-based packet data network which, with its partners, covers 146 million potential customers representing about 60 percent of the U.S. population.

"Our packet data network allows us to provide our customers with flat-rate, 'all-you-can-eat' pricing rather than charging by the minute or by the byte." Hesse said. "The efficiency of our pure packet network will allow us to lead the industry with data pricing that is as simple as what we introduced for voice. This is particularly important because many in the industry predict that within the next several years wireless devices will be the prevailing means of Internet access."

Zeglis noted: "In addition to wireless mobility services, we see tremendous growth opportunities in e-business applications. We'll have the advantage of working with start-ups, and we'll do an AT&T first: We'll invest in them. We'll win two ways: We'll enjoy the lift that better applications give the wireless data service and we'll share in the value that our service creates for the content business."

The Wireless Group also plans to develop a wireless local exchange capability nationwide in areas of the U.S. not served by the company's cable operations. Zeglis called the technology "proven" and said the economics are now "viable and attractive."

A fixed wireless trial now underway in Dallas offers customers voice lines and high-speed Internet access at substantial savings over the local Bell company. The company plans to offer fixed wireless in Fort Worth and two other major U.S. markets next year.

The company said its fixed wireless offer is an integrated broadband telecommunications system with multiple lines of high-quality voice and always-on high-speed data access, which can turn a home's existing inside telephone wiring into a Local Area Network that will support multiple voice communications and five data devices operating simultaneously.

"An important advantage is that fixed wireless will share the infrastructure with our national mobility business. And for customers, we'll integrate their fixed and mobile services. When they walk into their homes, the mobile phone will become a cordless phone and calls to the mobile number will enter the house through its fixed connection, providing unprecedented customer convenience and flexibility," Zeglis said.

                        ABOUT THE AT&T COMMON STOCK GROUP

"AT&T is now better positioned for growth," said Armstrong. "The tracking stock provides investors with the option to participate in the growth of either or both of our companies. And the value inherent in our other operations -- business and consumer communications, cable television and broadband and Internet -- will also become more visible to the investment community."

The performance of all of the AT&T businesses not allocated to AT&T Wireless Group will continue to be represented by the existing AT&T common stock. These activities will include AT&T's domestic and international long distance, regional and local telecommunications, as well as its cable television, broadband and Internet services. The primary business segments, as reported, will include business services, consumer services and broadband and Internet services.

Goldman, Sachs & Co. and Merrill Lynch & Co. are serving as financial advisers to AT&T in connection with the creation and distribution of the AT&T Wireless Group tracking stock.

    THE FOREGOING ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT, INCLUDING STATEMENTS CONCERNING FUTURE OPERATING PERFORMANCE,
AT&T'S SHARE OF NEW AND EXISTING MARKETS, AND AT&T'S REVENUE AND EARNINGS GROWTH
      RATES. SUCH FORWARD LOOKING STATEMENTS, WHICH ARE NOT A GUARANTEE OF PERFORMANCE, ARE SUBJECT TO A NUMBER OF UNCERTAINTIES AND OTHER FACTORS, THAT
COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS, INCLUDING VIGOROUS COMPETITION; THE ABILITY TO ESTABLISH A SIGNIFICANT MARKET PRESENCE IN
  NEW GEOGRAPHIC SERVICE MARKETS, AND THE SUCCESS AND MARKET ACCEPTANCE OF NEW PRODUCTS AND SERVICES. FOR A MORE DETAILED DESCRIPTION OF THE FACTORS THAT COULD
   CAUSE SUCH A DIFFERENCE, PLEASE SEE AT&T'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. AT&T DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR
 REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION,
                          FUTURE EVENTS OR OTHERWISE.

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